Exhibit 99.1

Press Release

Media Relations Contact:

Clive Over (408) 658-1617

clive.over@seagate.com

Investor Relations Contact:

(408) 658-1222

stx@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FIRST QUARTER 2015 FINANCIAL RESULTS

CUPERTINO, CA — October 27, 2014 — Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for the first quarter of fiscal year 2015 ended October 3, 2014.  For the first quarter, the Company reported revenue of approximately $3.8 billion, gross margin of 27.8%, net income of $381 million and diluted earnings per share of $1.13.  On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 28.1%, net income of $453 million and diluted earnings per share of $1.34.  For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

During the first quarter, the Company generated approximately $602 million in operating cash flow, paid cash dividends of $140 million and repurchased approximately 3 million ordinary shares for $183 million. There were 327 million ordinary shares issued and outstanding as of the end of the quarter.  Cash, cash equivalents, restricted cash, and short-term investments totaled approximately $2.2 billion at the end of the quarter.

“We achieved strong financial results in the first fiscal quarter, driven by consistent execution and better-than-anticipated market demand for our PC and Cloud storage products,” said Steve Luczo, Seagate’s chairman and chief executive officer. “We continue to improve our position in the evolving storage market by leveraging and investing in our core storage technology and expanding our product portfolio with Cloud systems and solutions and integrated flash technology.  We remain confident in our cash flow generation and the opportunities ahead for Seagate as evidenced by our recently announced target annual dividend increase of 26% to $2.16.”

Seagate has issued a Supplemental Financial Information document. The Supplemental Financial Information is available on Seagate’s Investors website at www.seagate.com/investors.

Quarterly Cash Dividend

As previously disclosed on October 22, 2014, the Board of Directors has approved a quarterly cash dividend of $0.54 per share, which will be payable on November 25, 2014 to shareholders of record as of the close of business on November 11, 2014.  The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast today at 6:00 a.m. Pacific Time that can be accessed on its Investors website at www.seagate.com/investors.  During today’s webcast, the Company will provide an outlook for its second fiscal quarter of 2015 including key underlying assumptions.

Replay

A replay will be available beginning today at approximately 9:00 a.m. Pacific Time at www.seagate.com/investors.

About Seagate

Seagate is a world leader in hard disk drives and storage solutions. Learn more at www.seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending January 2, 2015 and beyond as well as our plans with respect to future dividend payments. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions, as consumers and businesses may defer purchases in response to tighter credit and financial news; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; possible excess industry supply with respect to particular disk drive products; the Company’s ability to achieve projected cost savings in connection with restructuring plans and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 7, 2014, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website is not part of this press release.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 3, 2014	June 27, 2014 (a)
ASSETS
Current assets:
Cash and cash equivalents	$2,190	$2,634
Short-term investments	11	20
Restricted cash and investments	4	4
Accounts receivable, net	1,909	1,729
Inventories	1,071	985
Deferred income taxes	125	126
Other current assets	273	279
Total current assets	5,583	5,777
Property, equipment and leasehold improvements, net	2,156	2,136
Goodwill	873	537
Other intangible assets, net	468	359
Deferred income taxes	499	499
Other assets, net	186	184
Total Assets	$9,765	$9,492
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,740	$1,549
Accrued employee compensation	245	296
Accrued warranty	145	148
Accrued expenses	466	405
Total current liabilities	2,596	2,398
Long-term accrued warranty	128	125
Long-term accrued income taxes	87	90
Other non-current liabilities	199	127
Long-term debt	3,809	3,920
Total Liabilities	6,819	6,660

Equity:
Total Equity	2,946	2,832
Total Liabilities and Shareholders’ Equity	$9,765	$9,492

(a) The information as of June 27, 2014 was derived from the Company’s audited Consolidated Balance Sheet as of June 27, 2014.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended
	October 3, 2014	September 27, 2013
Revenue	$3,785	$3,489

Cost of revenue	2,734	2,514
Product development	342	294
Marketing and administrative	216	181
Amortization of intangibles	31	20
Restructuring and other, net	6	2
Total operating expenses	3,329	3,011

Income from operations	456	478

Interest income	1	5
Interest expense	(54)	(44)
Other, net	(11)	1
Other expense, net	(64)	(38)

Income before income taxes	392	440
Provision for income taxes	11	13
Net income	381	427
Less: Net income attributable to noncontrolling interest	—	—
Net income attributable to Seagate Technology plc	$381	$427

Net income per share attributable to Seagate Technology plc ordinary shareholders:
Basic	$1.17	$1.20
Diluted	1.13	1.16
Number of shares used in per share calculations:
Basic	327	357
Diluted	337	368

Cash dividends declared per Seagate Technology plc ordinary share	$0.43	$0.38

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Three Months Ended
	October 3, 2014	September 27, 2013
OPERATING ACTIVITIES
Net income	$381	$427
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	218	228
Share-based compensation	42	27
Deferred income taxes	2	(1)
Gain on sale of property and equipment	—	(2)
Loss on repurchase of debt	14	—
Other non-cash operating activities, net	(2)	4
Changes in operating assets and liabilities:
Accounts receivable, net	(179)	49
Inventories	(49)	(17)
Accounts payable	183	47
Accrued employee compensation	(51)	(115)
Accrued expenses, income taxes and warranty	29	37
Vendor non-trade receivables	21	—
Other assets and liabilities	(7)	(2)
Net cash provided by operating activities	602	682
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(172)	(161)
Purchases of short-term investments	(5)	(87)
Sales of short-term investments	—	49
Maturities of short-term investments	14	32
Cash used in acquisition of business	(450)	—
Other investing activities, net	(6)	(19)
Net cash used in investing activities	(619)	(186)
FINANCING ACTIVITIES
Repayments of long-term debt	(124)	—
Repurchases of ordinary shares	(183)	(182)
Dividends to shareholders	(140)	(135)
Proceeds from issuance of ordinary shares under employee stock plans	39	39
Other financing activities, net	(12)	(4)
Net cash used in financing activities	(420)	(282)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(7)	2
(Decrease) increase in cash and cash equivalents	(444)	216
Cash and cash equivalents at the beginning of the period	2,634	1,708
Cash and cash equivalents at the end of the period	$2,190	$1,924

Use of non-GAAP financial information

To supplement the condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of net income, diluted net income per share, gross margin, gross margin as a percentage of revenue, operating margin, operating expenses, and operating income which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and our prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in our industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended
		October 3, 2014	September 27, 2013
GAAP net income		$381	$427
Non-GAAP adjustments:
Cost of revenue	(A)	12	20
Product development	(B)	4	3
Marketing and administrative	(C)	4	3
Amortization of intangibles	(D)	31	20
Restructuring and other, net	(E)	6	2
Other expense, net	(F)	15	(2)
Non-GAAP net income		$453	$473

Diluted net income per share:
GAAP		$1.13	$1.16

Non-GAAP		$1.34	$1.29

Shares used in diluted net income per share calculation		$337	$368

(A)       For the three months ended October 3, 2014, Cost of revenue on a GAAP basis totaled $2.7 billion, while non-GAAP Cost of revenue, which excludes the net impact of certain adjustments, was $2.7 billion.  The non-GAAP adjustments include amortization of intangibles and other acquisition related expenses associated with the December 2011 acquisition of Samsung Electronics Co., Ltd.’s hard disk drive business (the “Samsung HDD business”), the August 2012 acquisition of LaCie S.A. (“LaCie”), March 31, 2014 acquisition of Xyratex Ltd. (“Xyratex”) and the September 2014 acquisition of LSI Corporation’s (“LSI”) Accelerated Solutions Division (“ASD”) and Flash Components Division (“FCD”) (collectively, the “Flash Business”).

(B)       For the three months ended October 3, 2014, Product development expense has been adjusted on a non-GAAP basis primarily to exclude the impact of acquisition and integration costs associated with the acquisition of LSI’s Flash Business and Xyratex.

(C)       For the three months ended October 3, 2014, Marketing and administrative expense has been adjusted on a non-GAAP basis primarily to exclude the impact of acquisition and integration costs associated with the acquisition of LSI’s Flash Business, Xyratex, and LaCie.

(D)       For the three months ended October 3, 2014, Amortization of intangibles primarily related to our acquisitions have been excluded on a non-GAAP basis.

(E)       For the three months ended October 3, 2014, Restructuring and other, net, includes a restructuring charge recorded during the September 2014 quarter associated with a reduction in the work force.

(F)        For the three months ended October 3, 2014, Other expense, net, has been adjusted on a non-GAAP basis primarily to exclude the net impact of losses recognized on the early redemption and repurchase of debt.